Exhibit 99.1

News
PPG Media Contact:
Mark Silvey
Corporate Communications
412-434-3046
silvey@ppg.com

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Investor Relations
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jbruno@ppg.com
investor.ppg.com

PPG provides update on Form 10-Q filing and internal investigation

PITTSBURGH, May 10, 2018 - PPG (NYSE:PPG) today announced that it has filed a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission regarding its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

As previously disclosed on April 19, 2018, PPG received a report through its internal reporting system alleging violations of PPG’s accounting policies and procedures regarding the failure to accrue certain specified expenses in the first quarter of 2018. Based on its initial review at that time, PPG identified approximately $1.4 million of expenses (including legal fees, property taxes and performance-based compensation) that should have been accrued in the first quarter of 2018 and that were then reflected in PPG’s earnings for the quarter ended March 31, 2018 released on April 19, 2018. In addition, the report alleged that there may have been other unspecified expenses, potentially up to $5 million in the aggregate, that were improperly not accrued in the first quarter.

The Audit Committee of the Company’s Board of Directors is overseeing an investigation of the matters set forth in the report, with the assistance of outside counsel and forensic accountants. To date, the investigation has identified the following items not yet reflected in our March 31, 2018 results as reported in our April 19, 2018 press release and which impact the quarter ended March 31, 2018, in addition to the approximately $1.4 million of expenses described above: (1) failure to record amortization expense in the amount of $1.4 million to correct for amortization of an intangible asset that was inadvertently not recorded over a three-year period and discovered in March 2018; (2) understatement of a health insurance accrued liability in the amount of $500,000; and (3) failure to record an adjustment increasing the value of inventory in our Europe, Middle East and Africa region in the amount of $2.1 million due to inflation of raw materials costs (which, when corrected, would have a positive effect on income in the first quarter of 2018, resulting in a net increase to income from continuing operations before income taxes from these three items of approximately $200,000).

Apart from the investigation, the Company has identified certain inadvertent errors with respect to the quarter ended March 31, 2018. The Company has quantified errors that would result in a net decrease in income from continuing operations before income taxes of approximately $7.8 million but may quantify additional errors prior to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. These errors will be corrected as appropriate.

In addition to the matters identified by the investigation relating to the quarter ended March 31, 2018, the investigation to date has also identified improper reclassifications of gains from income from discontinued

operations to income from continuing operations, in total pre-tax amounts of $2.1 million in the quarter ended June 30, 2017 and $4.7 million in the quarter ended December 31, 2017. The investigation to date has also identified improper shifting of pre-tax expense between quarterly periods in 2017 as follows: (1) a total of $3.4 million in compensation expense recorded in the third and fourth quarters of 2017 that should have been recorded in the quarter ended June 30, 2017 and (2) additional expense accrual for health care claims in the amount of $3.5 million recorded in the third and fourth quarters of 2017 that should have been recorded in the quarter ended June 30, 2017. The investigation is continuing and there is no assurance that additional items will not be identified. The Company does not intend to provide additional updates on the results of the investigation until it is concluded or the Company determines that further disclosure is appropriate or necessary.

The investigation has found evidence that the improper accounting entries were made by certain employees at the direction of the Company’s former vice president and controller. The former vice president and controller was put on administrative leave as of April 25, 2018, and his employment with the Company was terminated as of May 10, 2018. Two employees who acted under his direction have been re-assigned to different positions within the Company where they will not have a role in PPG’s internal control over financial reporting nor its disclosure controls and procedures.

In light of the matters set forth above relating to periods in 2017, as well as the ongoing investigation with respect to such periods, the Company, in consultation with the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), concluded that the Company’s consolidated financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K and the related report of PwC, and for the quarterly and year-to-date periods in 2017, should no longer be relied upon.

The Company is working diligently to complete its investigation, but is currently unable to predict the timing or outcome of the investigation. PPG has self-reported information concerning this investigation to the Securities and Exchange Commission. As a result of the ongoing investigation, PPG will not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 by the deadline of May 10, 2018 and has filed a Form 12b-25 Notification of Late Filing. PPG is currently unable to predict when it will be able to file its Quarterly Report.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 130 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $14.8 billion in 2017. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

Forward-Looking Statements
Statements continued herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG Industries’ operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include a delay in PPG’s financial reporting, the ongoing assessment of PPG’s internal control over financial reporting, the possibility that the ongoing review may identify other errors, which may be material, in PPG’s accounting, the determination that certain previously issued financial statements should no longer be relied upon, and PPG’s need to restate its financial statements. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in PPG’s 2017 Form 10-K are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity. All information in this release speaks only as of May 10, 2018, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

We protect and beautify the world is a trademark and the PPG Logo is a registered trademark of PPG Industries Ohio, Inc.